Exhibit 99.1

GLOBAL NET LEASE COMPLETES $569 MILLION OF DISPOSITIONS THROUGH THIRD QUARTER OF 2024

–	Including Pipeline, Dispositions Total $870 Million at a 7.2% Cash Cap Rate on 5.3 Years of Weighted Average Lease Term

NEW YORK – October 9, 2024 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) today announced continued progress on its 2024 strategic disposition plan. Through Q3 2024, GNL has closed nearly $569 million of dispositions, and, including its pipeline, dispositions total $870 million1.

“We are pleased with the continued momentum of our 2024 strategic disposition plan, having closed nearly $569 million of dispositions through Q3 2024 at favorable cash cap rates, demonstrating the quality of our investment-grade portfolio,” said Michael Weil, CEO of GNL. “The dispositions include approximately $111 million of vacant assets, eliminating their negative impact on our net operating income. This initiative is essential for achieving our strategic objectives of reducing our Net Debt to Adjusted EBITDA and lowering our cost of capital. By using the net sale proceeds to reduce outstanding debt, we enhance GNL’s financial flexibility and position the Company for long-term growth.”

GNL has furnished a slide detailing the progress of its 2024 strategic disposition plan with a Current Report on Form 8-K with the Securities and Exchange Commission on the date hereof.

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. and the internalization of the Company’s property management and advisory functions; that any potential future acquisition or disposition by the Company is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com Phone: (332) 265-2020

Footnotes:

1 Disposition data as of September 30, 2024, includes transactions that are either closed or a pipeline of transactions under agreement or letter of intent, and assumes purchase agreements and letters of intent lead to closing based on their contemplated terms, which cannot be assured.